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                                                                    Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 126,001 shares of Common Stock pertaining to the the 2000 TrueChat, Inc. Equity Incentive Plan of Terayon Communication Systems, Inc. of our report dated February 20, 2000 (except Note 1c, as to which the date is April 18, 2000) with respect to the consolidated financial statements of ComBox Ltd. included in Terayon Communication Systems, Inc.'s Current Report of Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2000.

                                    /s/ Kost, Forer and Gabbay
                                    A Member of Ernst & Young International

Tel Aviv, Israel
January 10, 2001